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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103247, 333-117317, and 333-143681) of ActivIdentity Corporation of our reports dated December 13, 2007, relating to the consolidated financial statements and the effectiveness of ActivIdentity Corporation's internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP
San Francisco, California
December 13, 2007

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  EXHIBIT 23.1